UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2005
NNN 2003 Value Fund, LLC
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-51295 (Commission File Number)	20-122092 (IRS Employer Identification No.)
1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)
(877) 888-7348
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective September 9, 2005, the Board of Managers of Triple Net Properties, LLC, the manager of NNN 2003 Value Fund, LLC (the “Company”), appointed Richard T. Hutton, Jr., 53, as Chief Executive Officer of the Company. Mr. Hutton has served as our manager’s executive vice president and chief investment officer since August 2003, as a member of our manager’s Board of Managers since June 2005 and as our manager’s senior vice president – real estate acquisitions from April 1999 through August 2003. Mr. Hutton also served as interim chief financial officer for each of our manager, G REIT, Inc. and T REIT, Inc. from October 2003 through December 2003 and from April 2004 through September 2004. Mr. Hutton’s previous experience includes serving as controller for the TMP Group from November 1997 to April 1999. Mr. Hutton received a BA in Psychology from Claremont McKenna College and is a California licensed Certified Public Accountant (inactive).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC
By:	TRIPLE NET PROPERTIES, LLC,
its Manager

Date: September 12, 2005	By:	/s/ Anthony W. Thompson
Anthony W. Thompson
Chief Executive Officer